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                                                                    EXHIBIT 10.4

                    DIRECTOR AND OFFICER INDEMNITY AGREEMENT


     AGREEMENT made as of the ______ day of ____________________, 199__, by and
among APPLIED FILMS CORPORATION, a Colorado corporation (the "Corporation"), and ________________________ (the "Indemnitee") with respect to the following:

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Corporation has recognized that the present trend in litigation against corporate directors and officers has created a reluctance in persons to serve in such a capacity and that such effect is likely to result in less effective direction and supervision of the Corporation's business affairs;

     WHEREAS, the Board of Directors of the Corporation has determined that such consequences are so detrimental to the best interests of the Corporation and its shareholders that its directors and officers should be provided with protection against inordinate risks in order to insure that the most capable persons available will be attracted to such a position;

     WHEREAS, in light of the rising costs of and reduced coverage of director and officer liability insurance and amendments to Colorado Business Corporation Act, which permits an increase in the scope of indemnification of directors and officers, it is reasonable and necessary for the Corporation to contractually obligate itself to indemnify its directors and officers for certain costs and expenses; and

     WHEREAS, in order to induce Indemnitee to serve or continue to serve the Corporation, the Corporation has agreed to indemnify Indemnitee for certain costs and expenses set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. DEFINITIONS. As used herein, the following terms are defined as follows:

        (a) CLAIM. Any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or investigative, by reason of or arising in whole or in part by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation.

        (b) EXPENSES. Attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending,

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      participating or being a witness in, or preparing to defend, participate or be a witness in any Claim or appeal therefrom.


     2. AGREEMENT TO SERVE. Indemnitee will serve and/or continue to serve, at the will of the Corporation as a director and/or officer of the Corporation to the best of his ability so long as he is duly elected and qualified or appointed, as applicable, in accordance with the Articles of Incorporation and Bylaws of the Corporation.


     3. INDEMNIFICATION. Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to indemnify Indemnitee as follows:

        (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in or is subject to, or is threatened to be made a party to or witness or other participant in or subject to a Claim, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law, pursuant to the authorization of Sections 7-109-101 et. seq. of the Colorado Business Corporation Act, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement of such Claim.

        (b) The Corporation shall indemnify Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written demand is presented to the Corporation.

     4. CONDITION PRECEDENT TO INDEMNIFICATION. Indemnitee, as a condition precedent to the indemnification under this Agreement, shall tender written notice to the Corporation as soon as practicable of any Claim made against him for which indemnification will or likely will be sought under the terms of this Agreement. Notice to the Corporation shall be directed to Applied Films Corporation, 6797 Winchester Circle, Boulder, Colorado 80301, Attn: President. In addition, Indemnitee shall give the Corporation such information and cooperation as may be reasonably necessary and requested by the Corporation.

     5. CONSENT OF CORPORATION. No Expenses, judgments, fines, penalties, amounts paid in settlement or other costs for which indemnity shall be sought hereunder shall be incurred without the Corporation's written consent, which consent shall not be unreasonably withheld.

     6. LIMITATIONS ON INDEMNITY.

           (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against
      Indemnitee:



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                 (1) For which payment is made to Indemnitee under
            a valid and collectible insurance policy, except for any excess beyond the amount of payment under such insurance policy;

                 (2) Based upon or attributable to any transaction:
            (i) involving intentional misconduct or a knowing violation of law; (ii) which is in violation of the Colorado Business Corporation Act; or (iii) from which Indemnitee derived an improper personal benefit;

                 (3) For an accounting of profits made from the
            purchase or sale by Indemnitee of securities of the Corporation, within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any state law; or

                 (4) For which payment of indemnification by the
            Corporation is otherwise prohibited by applicable law.

           (b) Except as provided in Paragraph 8 hereof, the Corporation shall not be liable under this Agreement to make any payment in connection with any action initiated by Indemnitee against the Corporation or any director of the Corporation, unless the Corporation has joined in or consented to the initiation of such action.

     7. PAYMENT OF COSTS AND EXPENSES IN ADVANCE. If requested by Indemnitee, the Corporation shall pay (within ten (10) days of such written request) any and all costs and Expenses incurred by Indemnitee in defending or investigating any Claim, in advance of the final disposition of such Claim, upon the receipt of a written undertaking by Indemnitee to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to indemnification by the Corporation.

     8. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Corporation shall indemnify Indemnitee against any and all expenses, including attorneys' fees, incurred by Indemnitee in connection with any action, including expenses of preparation for such action, brought by Indemnitee for: (a) indemnification or advance payment of Expenses by the Corporation under this Agreement; or (b) recovery under any directors' liability insurance policy or policies maintained by the Corporation; provided, however, that indemnification under this Paragraph 8 shall be limited to those circumstances where the Indemnitee is successful in obtaining a recovery of, or a determination that he is entitled to such indemnification, advance expense payment or insurance recovery.

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     9. PARTIAL INDEMNIFICATION.  In the event Indemnitee is entitled to indemnification hereunder for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Claim but not, however, for all of the total amount thereof, the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

     10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit or enforce such rights.

     11. NO PRESUMPTION. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.


     12. SPECIFIC DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Except to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 7-109-103 of the Colorado Business Corporation Act, or defense of any claim, issue or matter therein, any indemnification, other than advances under Section 7 of this Agreement or unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7-109-103 of the Colorado Business Corporation Act. Such determination shall be made pursuant to the provisions of Section 7-109-106(2) of the Colorado Business Corporation Act.


     13. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage extended to any other director of the Corporation.



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     14. SCOPE OF AGREEMENT.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under any provision of the Corporation's Certificate of Incorporation, Bylaws or laws of the State of Colorado.


     15. AMENDMENT, TERMINATION AND WAIVER. This Agreement may be amended, modified or terminated and any of the terms and conditions herein may be waived only by the written consent of the parties hereto. The failure of any party at any time or times to require performance of any provisions contained herein shall in no event affect the right of such party at any later time to enforce the same.

     16. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Indemnitee and his personal representatives, heirs and assigns, and the Corporation and its successors and assigns, including any direct or indirect successor of the Corporation by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation; provided, however, that no assignment of any rights or delegation of obligations provided for herein may be made by either party without the express written consent of the other party. This Agreement shall continue in effect while Indemnitee is a director of the Corporation and for the period immediately thereafter, terminating two (2) years subsequent to the duration of any applicable period of limitations for commencing any Claims and subsequent to the conclusion of any Claims brought within such period.

     17. GOVERNING LAW. The parties hereto acknowledge and agree that this Agreement shall be governed by, construed and enforced in accordance with the laws, and in the courts, of the State of Colorado.

     18. SEVERABILITY. Any provision of this Agreement which may be prohibited by law, or otherwise held invalid by a court of competent jurisdiction, shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                     CORPORATION:

                                                     APPLIED FILMS CORPORATION

                                                     By:
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                                                     Its:
                                                         ----------------------


                                                     INDEMNITEE:

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